UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2019

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2019, GTY Technology Holdings Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with certain investors pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of 3,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $7.70 per share. The aggregate gross proceeds from the Offering are expected to be $26.95 million. The Company expects to close the Offering on June 7, 2019, subject to the satisfaction of customary closing conditions contained in the Subscription Agreements. No underwriter or placement agent participated in the Offering.

The shares of Common Stock sold in the Offering were offered and sold by the Company pursuant to an effective registration statement on Form S-1 (File No. 333-229926), including the prospectus contained therein.

The foregoing description of the form of Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On June 5, 2019, the Company issued a press release relating to the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement.
99.1	Press Release, dated June 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Alpa Fedor
Name: Alpa Fedor
Title: Executive Vice President, General Counsel and Secretary

Dated: June 5, 2019